IntelGenx Announces the Appointment of André Godin as President and Chief Financial Officer

Saint Laurent, Quebec, May 08, 2019 - IntelGenx Technologies Corp. (TSX-V:IGX) (OTCQX:IGXT) (“IntelGenx”), a leading oral drug delivery company, today announced that its Board of Directors appointed André Godin to the position of President in addition to his current position as the Company’s Chief Financial Officer.

In his newly expanded role, Mr. Godin will have overall responsibility for day-to-day operations, financial reporting and budgeting, as well as managing the Company's relationships and interactions with the investment community. He will continue to report to the Company’s CEO, Dr. Horst G. Zerbe.

“In the time that I have worked with André as a member of IntelGenx’s senior management team, he has earned both my deep personal admiration and great professional respect,” said Dr. Zerbe. “André’s contributions to IntelGenx have already been immeasurable and he is exceptionally well qualified to take on this expanded role. I look forward to continue working with and support him as we build on IntelGenx’s success.”

“I sincerely appreciate this additional vote of confidence from the Board,” commented Mr. Godin. “Having built a strong pipeline of innovative oral film products, I believe that IntelGenx is approaching a stage of anticipated rapid growth. These are exciting times and I am looking forward to us updating our shareholders as we progress.”

Mr. Godin has an accomplished history of financial and operational leadership success in the life sciences industry. In an executive management career that spans close to three decades, he most recently served as IntelGenx’s Executive Vice-President and Chief Financial Officer. Before joining IntelGenx in 2015, he was Interim CEO and CFO of Neptune Technologies and Bioresources Inc. He started with Neptune in 2003 as Vice President, Administration and Finance and was named its CFO in 2008. Prior to joining Neptune, he was President of a dietary supplement company and Corporate Controller for an OTC pharmaceutical products company. Mr. Godin is a member of the Canadian Chartered Professional Accountants and the Canadian Institute of Chartered Accountants. He holds a Bachelor of Business Administration degree from Université du Québec à Montreal.

About IntelGenx

Established in 2003, IntelGenx is a leading oral drug delivery company primarily focused on the development and manufacturing of innovative pharmaceutical oral films based on its proprietary VersaFilm™ and VetaFilmTM technology platforms.

IntelGenx's highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, analytical method development, clinical monitoring, IP and regulatory services. IntelGenx's state-of-the-art manufacturing facility, which was established for oral film technology platforms, offers by supporting lab-scale to pilot- and commercial-scale production. More information about the company can be found at www.intelgenx.com.

Forward Looking Statements

This document may contain forward-looking information about IntelGenx's operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx's plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx's actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx's annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities at www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release. Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Source: IntelGenx Technologies Corp.

For IntelGenx

Stephen Kilmer
Investor Relations
(514) 331-7440 ext 232
stephen@intelgenx.com

Or

Horst Zerbe
CEO
IntelGenx Corp.
(514) 331-7440